UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 9, 2012

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Effective July 9, 2012, Cal Dive International, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (the “Amendment”) to its Credit Agreement, dated as of April 26, 2011, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as amended by Amendment No. 1 to Credit Agreement, dated as of October 7, 2011 and effective as of October 11, 2011 (as amended, “Credit Agreement”).  Capitalized terms used herein and not otherwise defined in this Item 1.01 shall have the meanings assigned to such terms in the Credit Agreement.  A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Amendment, among other things, amends the Credit Agreement to:

•
allow the Company to issue convertible senior notes in an aggregate principal amount not to exceed $100 million that may be converted into cash, common stock or a combination of cash and common stock so long as any such notes mature at least six months after expiration of the Credit Agreement, such notes are not required to be prepaid prior to their stated maturity (other than as specifically permitted), the covenants governing such notes, taken as a whole, are no more restrictive than the Credit Agreement covenants and all of the net proceeds of such notes are used to prepay outstanding amounts under the Credit Agreement;

•
exclude the unsecured indebtedness evidenced by any convertible senior notes from the definition of Consolidated Funded Indebtedness, which then results in the exclusion of such unsecured indebtedness from the calculation of the Consolidated Leverage Ratio;

•
require the Company to maintain a threshold of $25 million in liquidity (defined to include unused capacity under the revolving loan portion of the Credit Agreement and immediately available cash held in deposit accounts of any loan party) in certain circumstances where cash payments are made on any convertible senior notes as a result of any conversion of such notes into cash, in whole or in part;

•	remove the requirement that the Company maintain a Consolidated Fixed Charge Coverage Ratio for the fiscal quarter ended June 30, 2012 of not less than 1.25 to 1; and

•	remove the requirement that the Company maintain a Consolidated Leverage Ratio for the fiscal quarter ended June 30, 2012 of 5.75 to 1.

A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 27, 2011, and a copy of Amendment No. 1 to Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 13, 2011.  A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the Credit Agreement, as amended, and the Amendment are each qualified in their entirety by reference to such filings.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   July 12, 2012

Exhibit Index

Exhibit
   No.                     Description

    10.1*                 Amendment No. 2 to Credit Agreement, dated as of July 9, 2012.
__________
* Filed herewith.